Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Thomas L. Williams, Joseph R. Leonti, Jon P. Marten, Catherine A. Suever and Kimberly J. Pustulka, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-8 (the “Registration Statement”) relating to the registration of the Company’s securities, including Common Stock, par value $0.50 per share, for issuance under the Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan, with any and all amendments, supplements and exhibits thereto, whether on Form S-8 or otherwise, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys, and any of them, and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 26th day of October 2016.

/s/ Thomas L. Williams	/s/Klaus-Peter Müller
Thomas L. Williams	Klaus-Peter Müller
Chairman and Chief Executive Officer (Principal Executive Officer)	Director

/s/ Jon P. Marten	/s/ Candy M. Obourn
Jon P. Marten	Candy M. Obourn
Executive Vice President—Finance and Administration and Chief Financial Officer (Principal Financial Officer )	Director

/s/ Catherine A. Suever	/s/ Joseph Scaminace
Catherine A. Suever	Joseph Scaminace
Vice President and Controller (Principal Accounting Officer)	Director

/s/ Lee C. Banks	/s/ Wolfgang R. Schmitt
Lee C. Banks	Wolfgang R. Schmitt
Director	Director

/s/ Robert G. Bohn	/s/ Åke Svensson
Robert G. Bohn	Åke Svensson
Director	Director

/s/ Linda S. Harty	/s/ James R. Verrier
Linda S. Harty	James R. Verrier
Director	Director

/s/ Robert J. Kohlhepp	/s/ James L. Wainscott
Robert J. Kohlhepp	James L. Wainscott
Director	Director

/s/ Kevin A. Lobo
Kevin A. Lobo
Director